
                                                                      EXHIBIT 24



                               POWER OF ATTORNEY



    Each person whose signature appears below constitutes and appoints R. Jack
DeCrane and John R. Hinson, and each of them, his true and lawful attorneys-in-fact and agents, with the full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorneys-in-fact and agents, and each of them, shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf. This Registration
Statement and Power of Attorney, pursuant to the requirement of the Securities
Act of 1933, as amended, have been signed below by the following persons in the capacities and on the dates indicated.



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
          SIGNATURE                      CAPACITY                  DATE
------------------------------  --------------------------  -------------------

      /s/ THOMPSON DEAN
------------------------------  Chairman of the Board of      January 8, 1999
        Thompson Dean             Directors

     /s/ R. JACK DECRANE
------------------------------  Chief Executive Officer       January 8, 1999
       R. Jack DeCrane            and Director

    /s/ JOHN F. FORT, III
------------------------------  Director                      January 8, 1999
      John F. Fort, III

  /s/ DR. ROBERT J. HERMANN
------------------------------  Director                      January 8, 1999
    Dr. Robert J. Hermann

    /s/ DR. PAUL KAMINSKI
------------------------------  Director                      January 8, 1999
      Dr. Paul Kaminski

      /s/ SUSAN SCHNABEL
------------------------------  Director                      January 8, 1999
        Susan Schnabel

     /s/ TIMOTHY J. WHITE
------------------------------  Director                      January 8, 1999
       Timothy J. White

                                Chief Financial Officer,
      /s/ JOHN R. HINSON          Secretary and Treasurer
------------------------------    (principal accounting       January 8, 1999
        John R. Hinson            officer)